SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2006

Commission File Number: 000-49620

Cobalis Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	91-1868007 (I.R.S. Employer Identification No.)
2445 McCabe Way, Suite 150, Irvine, CA (Address of principal executive offices)	92614 (Zip Code)
(949) 757-0001 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Principal Officers

On May 18, 2005, the board of directors of Cobalis Corp., a Nevada corporation (the "Registrant") met to approve the appointment of Dr. Gerald Yakatan as its new Chief Executive Officer. Dr. Yakatan currently serves on the Registrant’s Board of Directors. Mr. Chaslav Radovich, the Registrant’s former Chief Executive Officer resigned that position concurrent with Dr. Yakatan taking that office, though Mr. Radovich retains his positions as President and as a member of the Registrant’s Board of Directors. Mr. Radovich’s resignation is not the result of any disagreement with the Registrant as to its policies or practices.

The Registrant expects to enter into employment contracts with Dr. Yakatan and Mr. Radovich, which the Registrant undertakes to file as Exhibits when those agreements are finalized. Dr. Yakatan’s agreement is anticipated to provide for him to serve as the Registrant’s Chief Executive Officer for a term of three years, renewable annually thereafter, for compensation of a base salary of $300,000 per year and other employee benefits, plus a signing bonus of shares of the Registrant’s common stock, and stock options to purchase shares of the Registrant’s common stock at $1.40 per share vesting over a period of three years. The terms of Mr. Radovich’s employment contract are being finalized.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
17.1	Resignation of Chaslav Radovich

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cobalis Corp.

Date: May 22, 2006	By:	/s/ Chaslav Radovich
Chaslav Radovich President

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